STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

August 19, 2008

Job Number	**Corporation Number**	
C20080819-2764	E0495902008-7	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Merge In	20080553290-94	August 19, 2008 03:10:50 PM

Corporation Name	**Registered Agent**
TOTAL APPAREL GROUP, INC.	NATIONAL CORPORATE RESEARCH, LTD.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20080553290-94
Ross Miller Secretary of State State of Nevada	Filing Date and Time 08/19/2008 3:10 PM
	Entity Number E0495902008-7

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

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ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 81/2" x11" blank sheet containing the required information for each additional entity.

Total Luxury Group, Inc.
Name of merging entity

Indiana
Jurisdiction

Corporation
Entity type *

Total Apparel Group, Inc.
Name of merging entity

Nevada
Jurisdiction

Corporation
Entity type *

Name of merging entity

Jurisdiction

Entity type *

Name of merging entity

Jurisdiction

Entity type *

and,

Total Apparel Group, Inc.
Name of surviving entity

Nevada
Jurisdiction

Corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
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2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn:

c/o:

3) (Choose one)

☑ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

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ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Total Luxury Group, Inc.
Name of merging entity, if applicable

Total Apparel Group, Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Total Apparel Group, Inc.
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

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(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

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ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6) Location of Plan of Merger (check a or b):

☑ (a) The entire plan of merger is attached;

or,

☐ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional)**:

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.):

Total Luxury Group, Inc.
Name of merging entity

X [signature] | President and CEO | 8/7/08
Signature | Title | Date

Total Apparel Group, Inc.
Name of merging entity

X [signature] | President and CEO | 8/7/08
Signature | Title | Date

Name of merging entity

X | |
Signature | Title | Date

Name of merging entity

X | |
Signature | Title | Date

Total Apparel Group, Inc.
Name of surviving entity

X [signature] | President and CEO | 8/7/08
Signature | Title | Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Attachment to Articles of Merger

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (hereinafter called the "Merger Agreement") is made as of August 7, 2008, by and between Total Luxury Group, Inc., an Indiana corporation ("Total Luxury Indiana"), and Total Apparel Group, Inc., a Nevada corporation ("Total Apparel Nevada"). Total Luxury Indiana and Total Apparel Nevada are sometimes referred to as the "Constituent Corporations."

A. Total Luxury Indiana is a corporation duly organized and existing under the laws of the State of Indiana and has an authorized capital of 1,000,000,000 shares, of which 900,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share. As of July 17, 2008, there were 200,000,000 shares of Common Stock issued and outstanding and 0 shares of Preferred Stock issued and outstanding.

B. Total Apparel Nevada is a corporation duly organized and existing under the laws of the State of Nevada and, on the date hereof, has authorized capital of 1,000,000,000 shares, of which 900,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share. The Preferred Stock of Total Apparel Nevada is undesignated as to series, rights, preferences, privileges, or restrictions. As of the date hereof, 100 shares of Common Stock of Total Apparel Nevada were issued and outstanding, all of which were held by Total Luxury Indiana, and no shares of Preferred Stock of Total Apparel Nevada were issued and outstanding.

C. Total Apparel Nevada is a wholly owned subsidiary of Total Luxury Indiana.

D. The Board of Directors of Total Luxury Indiana has determined that, for the purpose of effecting the reincorporation of Total Luxury Indiana in the State of Nevada, it is advisable and in the best interests of Total Luxury Indiana and its shareholders that Total Luxury Indiana merge with and into Total Apparel Nevada upon the terms and conditions provided herein (the "Merger").

E. The respective Boards of Directors of Total Luxury Indiana and Total Apparel Nevada have approved and adopted this Agreement and have directed that this Agreement be executed by the undersigned officers.

F. The Merger is intended to qualify as a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Total Luxury Indiana and Total Apparel Nevada hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

1. TERMS AND CONDITIONS.

1.1 MERGER. Total Luxury Indiana shall be merged with and into Total Apparel Nevada (the "Merger"), and Total Apparel Nevada shall be the surviving corporation (the "Surviving Corporation") effective upon the date when this Merger Agreement is filed with the Nevada Secretary of State (the "Effective Date").

1.2 SUCCESSION. On the Effective Date, Total Apparel Nevada shall continue its corporate existence under the laws of the State of Nevada, and the separate existence and corporate organization of Total Luxury Indiana, except insofar as it may be continued by operation of law, shall be terminated and cease.

1.3 TRANSFER OF ASSETS AND LIABILITIES. On the Effective Date, the rights, privileges, powers and franchises, both of a public as well as of a private nature, of each of the Constituent Corporations shall be vested in and possessed by the Surviving Corporation, subject to all of the disabilities, duties and restrictions of or upon each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, of each of the Constituent Corporations, and all debts due to each of the Constituent Corporations on whatever account, and all things in action or belonging to each of the Constituent Corporations shall be transferred to and vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest, shall be thereafter the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; provided, however, that the liabilities of the Constituent Corporations and of their shareholders, directors and officers shall not be affected and all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place except as they may be modified with the consent of such creditors and all debts, liabilities and duties of or upon each of the Constituent Corporations shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

1.4 COMMON AND PREFERRED STOCK OF TOTAL LUXURY INDIANA AND TOTAL APPAREL NEVADA. On the Effective Date, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their shareholders, (i) each share of Common Stock and each share of Preferred Stock of Total Luxury Indiana issued and outstanding immediately prior thereto shall be converted into shares of fully paid and nonassessable shares of the Common Stock and Preferred Stock, respectively, of Total Apparel Nevada at a ratio of one (1) to one (1); and (ii) each share of Common Stock and Preferred Stock of Total Apparel Nevada issued and outstanding immediately prior thereto shall be cancelled and returned to the status of authorized but unissued shares.

1.5 STOCK CERTIFICATES. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of the Common Stock and Preferred Stock of Total Luxury Indiana shall be deemed for all purposes to evidence ownership of and to represent the shares of Total Apparel Nevada into which such shares of Total Luxury Indiana represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agents. The registered owner of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Total Apparel Nevada evidenced by such outstanding certificate as above provided.

1.6 OPTIONS AND WARRANTS. On the Effective Date, the Surviving Corporation will assume and continue Total Luxury Indiana's stock awards plans, if any, and the

outstanding and unexercised portions of all options and warrants to purchase Common Stock of Total Luxury Indiana, including without limitation all options outstanding under such stock plan and any other outstanding options and warrants, shall be converted into options and warrants of Total Apparel Nevada, such that an option or warrant for shares of Total Luxury Indiana shall be converted into an option or warrant, as the case may be, for shares of Total Apparel Nevada at a ratio of one (1) to one (1). No other changes in the terms and conditions of such options will occur. Effective on the Effective Date, Total Apparel Nevada hereby assumes the outstanding and unexercised portions of such options and warrants and the obligations of Total Luxury Indiana with respect thereto.

2. **CHARTER DOCUMENTS, DIRECTORS AND OFFICERS.**

2.1 CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation and Bylaws of Total Apparel Nevada in effect on the Effective Date shall continue to be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

2.2 DIRECTORS. The directors of Total Luxury Indiana immediately preceding the Effective Date shall become the directors of the Surviving Corporation on and after the Effective Date to serve until the expiration of their terms and until their successors are elected and qualified.

2.3 OFFICERS. The officers of Total Luxury Indiana immediately preceding the Effective Date shall become the officers of the Surviving Corporation on and after the Effective Date to serve at the pleasure of its Board of Directors.

3. **MISCELLANEOUS.**

3.1 FURTHER ASSURANCES. From time to time, and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of Total Luxury Indiana such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to conform of record or otherwise, in the Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Total Luxury Indiana and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Total Luxury Indiana or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

3.2 AMENDMENT. This Merger Agreement may be amended in any manner as may be determined in the judgment of the respective Board of Directors of Total Apparel Nevada and Total Luxury Indiana to be necessary, desirable, or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purpose and intent of this Merger Agreement.

3.3 CONDITIONS TO MERGER. The obligations of the Constituent Corporations to effect the transactions contemplated hereby is subject to satisfaction of the following conditions (any or all of which may be waived by either of the Constituent Corporations in its sole discretion to the extent permitted by law):

(a) if required, the Merger shall have been approved by the shareholders of Total Luxury Indiana in accordance with applicable provisions of the Indiana Business Corporation Law; and

(a) if required, the Merger shall have been approved by the shareholders of Total Apparel Nevada in accordance with applicable provisions of the Nevada Revised Statutes; and

(c) any and all consents, permits, authorizations, approvals, and orders deemed in the sole discretion of Total Luxury Indiana to be material to consummation of the Merger shall have been obtained.

3.4 ABANDONMENT OR DEFERRAL. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either Total Luxury Indiana or Total Apparel Nevada or both, notwithstanding the approval of this Merger Agreement by the shareholders of Total Luxury Indiana or Total Apparel Nevada, if required, or the consummation of the Merger may be deferred for a reasonable period of time if, in the opinion of the Boards of Directors of Total Luxury Indiana and Total Apparel Nevada, such action would be in the best interest of such corporations. In the event of termination of this Merger Agreement, this Merger Agreement shall become void and of no effect and there shall be no liability on the part of either Constituent Corporation or its Board of Directors or shareholders with respect thereto, except that Total Luxury Indiana shall pay all expenses incurred in connection with the Merger or in respect of this Merger Agreement or relating thereto.

3.5 COUNTERPARTS. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

3.6 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Nevada.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the day and year first written above.

TOTAL LUXURY GROUP, INC.,
an Indiana corporation

By: ______________________
Name: Janon Costley
President and CEO

TOTAL APPAREL GROUP, INC.,
a Nevada corporation

By: ______________________
Name: Janon Costley
President and CEO